UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2020

PIONEER ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas		78209
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (855) 884-0575

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on March 1, 2020, Pioneer Energy Services Corp. (“Pioneer” or the “Company”) and its affiliates, Pioneer Coiled Tubing Services, LLC, Pioneer Drilling Services, Ltd., Pioneer Fishing & Rental Services, LLC, Pioneer Global Holdings, Inc., Pioneer Production Services, Inc., Pioneer Services Holdings, LLC, Pioneer Well Services, LLC, Pioneer Wireline Services Holdings, Inc. and Pioneer Wireline Services, LLC filed voluntary petitions for relief under Title 11 (“Chapter 11”) of the United States Code (the “Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) and, on March 2, 2020, filed the prepackaged Chapter 11 plan of reorganization (the “Plan”) with the Bankruptcy Court.

On May 11, 2020, the Bankruptcy Court entered an order, Docket No. 331 (the “Confirmation Order”) confirming the Plan. On May 29, 2020 (the “Effective Date”) the conditions to effectiveness of the Plan were satisfied and the Company emerged from Chapter 11. The Company filed a notice of the Effective Date of the Plan with the Bankruptcy Court on May 29, 2020 (the “Notice of Effective Date”). A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As part of the transactions undertaken pursuant to the Plan, the Company was converted from a Texas corporation to a Delaware corporation.

Item 1.01 Entry into a Material Definitive Agreement.

ABL Credit Agreement

On the Effective Date, pursuant to the terms of the Plan, the Company entered into a senior secured asset-based revolving credit agreement in an aggregate amount of $75 million (the “ABL Credit Agreement”) among the Company and its domestic subsidiaries as borrowers (the “Borrowers”), the lenders party thereto and PNC Bank, National Association as administrative agent. Among other things, proceeds of loans under the ABL Credit Agreement may be used to pay fees and expenses associated with the ABL Credit Agreement and finance ongoing working capital and general corporate needs of the Company and certain of its subsidiaries.

The maturity date of loans made under the ABL Credit Agreement is the earliest of (i) 90 days prior to maturity of the Senior Secured Notes (as defined below), (ii) 90 days prior to the maturity of the Convertible Notes (as defined below), and (iii) May 29, 2025. Revolving Loans (as defined in the ABL Credit Agreement) under the ABL Credit Agreement will bear interest at a rate of (i) in the case of LIBOR rate borrowings, the LIBOR rate, with a LIBOR rate floor of 0%, plus an applicable margin in the range of 175 to 225 basis points per annum, and (ii) in the case of base rate borrowings, the base rate plus an applicable margin in the range of 75 to 125 basis points per annum, in the case of clauses (i) and (ii), based on the Average Excess Availability (as defined in the ABL Credit Agreement).

The ABL Credit Agreement has a financial covenant that requires the Borrowers (as defined in the ABL Credit Agreement) to maintain a Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) of 1.00 to 1.00 during any Covenant Testing Period (as defined in the ABL Credit Agreement). The ABL Credit Agreement also has a financial covenant that limits the Borrowers’ annual Capital Expenditures (as defined in the ABL Credit Agreement) to 125% of the budget set forth in the Projections (as defined in the ABL Credit Agreement) for any fiscal year. The ABL Credit Agreement is guaranteed by the Borrowers and is secured by a first lien on the Borrowers accounts receivable and inventory, and the cash proceeds thereof, and a second lien on substantially all of the other assets and properties of the Borrowers.

Upon the Effective Date, the Company had no borrowings and approximately $7,054,000 in outstanding letters of credit under the ABL Credit Agreement.

The foregoing description of the ABL Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Convertible Notes Indenture and Convertible Notes due 2025

The Company entered into an indenture, dated as of the Effective Date (the “Convertible Notes Indenture”), among the Company and Wilmington Trust, N.A., as trustee, and issued $129,771,000 aggregate principal amount of its convertible senior unsecured pay-in-kind notes due 2025 (the “Convertible Notes”) thereunder. The following is a brief description of the material provisions of the Convertible Notes Indenture and the Convertible Notes.

The Convertible Notes will mature on November 15, 2025, unless earlier redeemed, converted or repurchased. The Convertible Notes are general unsecured obligations of the Company. The Convertible Notes bear interest at a fixed rate of 5% per annum, which will be payable semi-annually in-kind in the form of an increase to the principal amount.

The Convertible Notes are convertible at the option of the holders at any time into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Convertible Notes will convert mandatorily into Common Stock at maturity; provided, however, that if the value of the Common Stock otherwise deliverable in connection with a mandatory conversion of a Convertible Note on the maturity date would be less than the principal amount of such Convertible Note plus accrued and unpaid interest, then the Convertible Note will instead convert into an amount of cash equal to the principal amount thereof plus accrued and unpaid interest. The initial conversion rate is 75 shares of the Common Stock per $1,000 principal amount of the Convertible Notes. The conversion rate is subject to customary anti-dilution adjustments.

If the Company undergoes a “fundamental change” as defined in the Convertible Notes Indenture, subject to certain conditions, holders may require the Company to repurchase for cash all or any portion of their Convertible Notes. The fundamental change repurchase price will be 100% of the principal amount of the Convertible Notes to be repurchased plus any accrued and unpaid interest. In the case of certain fundamental change events that constitute merger events (as defined in the Convertible Notes Indenture), the Company has a superseding right to cause the mandatory conversion of the Convertible Notes.

The Company may, at its option, cause the conversion of all or part of the Convertible Notes into, per $1,000 principal amount of Convertible Notes, a number of shares of Common Stock equal to the then-current conversion rate or the cash value of such number of shares of Common Stock (but not less than the principal amount of the Convertible Notes), upon the consummation of a “merger event” (as defined in the Convertible Notes Indenture).

Holders of Convertible Notes are entitled to vote on all matters on which holders of Common Stock generally are entitled to vote (or, if any, to take action by written consent of the holders of Common Stock), voting together as a single class together with the shares of Common Stock and not as a separate class, on an as-converted basis, at any annual or special meeting of holders of Common Stock of the Company and each holder is entitled to such number of votes as such holder would receive on an as-converted basis on the record date for such vote.

The Convertible Notes Indenture contains covenants that limit the Company’s ability and the ability of certain of its subsidiaries to incur, assume or guarantee additional indebtedness and create liens and enter into mergers or consolidations.

The Convertible Notes Indenture contains customary events of default. In the case of an event of default arising from certain events of bankruptcy, insolvency or other similar law, with respect to the Company or any significant subsidiary of the Company, all outstanding Convertible Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the Convertible Notes due and payable immediately.

The Convertible Notes Indenture provides, subject to certain exceptions, that for so long as the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), a beneficial owner of the Convertible Notes is not entitled to receive shares of Common Stock upon an optional conversion of any Convertible Notes during any period of time in which the aggregate number of shares of Common Stock that may be acquired by such beneficial owner upon conversion of Convertible Notes shall, when added to the aggregate number of shares of Common Stock deemed beneficially owned, directly or indirectly, by such beneficial owner and each person subject to aggregation of Common Stock with such beneficial owner under Section 13 or Section 16 of the Exchange Act at such time, exceed 9.99% of the total issued and outstanding shares of Common Stock.

The foregoing description of the Convertible Notes Indenture and the Convertible Notes is qualified in its entirety by the full text of those documents, which are attached as Exhibits 4.1 and 4.2 to this Form 8-K and are incorporated herein by reference.

Senior Secured Notes Indenture and Senior Secured Notes due 2025

The Company entered into an indenture, dated as of the Effective Date (the “Senior Secured Notes Indenture”), among the Company, the subsidiary guarantor party thereto and Wilmington Trust, N.A., as trustee, and issued $78,125,000 aggregate principal amount of its floating rate senior secured notes due 2025 (the “Senior Secured Notes”) thereunder. The

Senior Secured Notes are guaranteed on a senior secured basis by the Company’s existing subsidiaries that also guarantee its obligations under the ABL Credit Agreement (the “Guarantors”) on a full and unconditional basis and are secured by a second lien on the accounts receivable and inventory and a first lien on substantially all of the other assets and properties (including the cash proceeds thereof) of the Company and the Guarantors. The following is a brief description of the material provisions of the Senior Secured Notes Indenture and the Senior Secured Notes.

The Senior Secured Notes will mature on May 15, 2025. Interest on the Senior Secured Notes will accrue at the rate of LIBOR plus 9.50% per annum, with a LIBOR rate floor of 1.5%, and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2020. With respect to any interest payment due on or prior to May 29, 2021, 50% of the interest will be payable in cash and 50% of the interest will be paid in-kind in the form of an increase to the principal amount. A majority of the holders of the Senior Secured Notes may amend the Senior Secured Notes Indenture to provide that 100% of the interest will be payable in-kind with respect to any interest payment due on or prior to May 29, 2021. For all interest periods commencing on or after May 15, 2024, the interest rate for the Senior Secured Notes for a particular interest period will be a rate equal to LIBOR plus 10.50%, with a LIBOR rate floor of 1.5%.

The Company may not redeem the Senior Secured Notes prior to June 1, 2021. On and after June 1, 2021, the Company may redeem all or part of the Senior Secured Notes at redemption prices (expressed as percentages of the principal amount) equal to (i) 104.000% for the twelve-month period beginning on June 1, 2021; (ii) 102.000% for the twelve-month period beginning on June 1, 2022; (iii) 101.000% for the twelve-month period beginning on June 1, 2023 and (iii) 100.000% for the twelve-month period beginning June 1, 2024 and at any time thereafter, plus accrued and unpaid interest at the redemption date. Notwithstanding the foregoing, if a change of control (as defined in the Senior Secured Notes Indenture) occurs prior to June 1, 2022, the Company may elect to purchase all remaining outstanding Senior Secured Notes not tendered to the Company as described below at a redemption price equal to 103.000% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the applicable redemption date.

If a change of control (as defined in the Senior Secured Notes Indenture) occurs, holders of the Senior Secured Notes will have the right to require the Company to repurchase all or any part of their Senior Secured Notes at a purchase price equal to 101.000% of the aggregate principal amount of the Senior Secured Notes repurchased, plus accrued and unpaid interest, if any, to the repurchase date.

The Senior Secured Notes Indenture contains covenants that limit, among other things, the Company’s ability and the ability of certain of its subsidiaries, to: incur, assume or guarantee additional indebtedness; pay dividends or distributions on capital stock or redeem or repurchase capital stock; make investments; repay junior debt; sell stock of its subsidiaries; transfer or sell assets; enter into sale and lease back transactions, create liens; enter into transactions with affiliates; and enter into mergers or consolidations.

The Company is also subject to a minimum asset coverage ratio, pursuant to which the Company shall not permit its asset coverage ratio to be less than 1.5 to 1 as of any June 30 or December 31.

The Senior Secured Notes Indenture also provides for certain customary events of default, including, among others, nonpayment of principal or interest, breach of covenants, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, failure of a security document to create an effective security interest in collateral, bankruptcy and insolvency events, and cross acceleration, which would permit the principal, premium, if any, interest and other monetary obligations on all the then outstanding Senior Secured Notes to be declared due and payable immediately.

The foregoing description of the Senior Secured Notes Indenture and the Senior Secured Notes is qualified in its entirety by the full text of those documents, which are attached as Exhibits 4.3 and 4.4 to this Form 8-K and are incorporated herein by reference.

Intercreditor Agreement

On the Effective Date, PNC Bank, National Association, as administrative agent under the ABL Credit Agreement, Wilmington Trust, N.A. as collateral agent under the Senior Secured Notes Indenture, and the Company and certain of its subsidiaries entered into an intercreditor agreement (the “Intercreditor Agreement”) that, among other things, sets forth the relative lien priorities of the secured parties under the ABL Credit Agreement and the Senior Secured Notes Indenture on the collateral securing the Borrowers’ obligations under the ABL Credit Agreement and the Senior Secured Notes Indenture. Obligations under the ABL Credit Agreement are secured by a first-priority lien on ABL Priority Collateral, which generally includes accounts receivables and inventory assets of the Borrowers, whereas obligations under the Senior Secured Notes are secured by a first-priority lien on Notes Priority Collateral, which generally includes most fixed assets, equity interests and intellectual property of the Borrowers.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain parties who received the Company’s Common Stock and the Convertible Notes on the Effective Date (the “Securityholders”). The Registration Rights Agreement provides resale registration rights for the Securityholders’ Registrable Securities (as defined in the Registration Rights Agreement).

Pursuant to the Registration Rights Agreement, Securityholders have customary demand, shelf and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their demand registration rights, Securityholders with an aggregate ownership percentage of at least 30% (15% after the Company completes its initial underwritten public offering (as such term is defined in the Registration Rights Agreement)) have the right to demand the Company register any or all of their Registrable Securities under the Securities Act of 1933. The Company is not obligated to effect a demand registration under certain circumstances.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Equity Interests

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company, including the existing common stock, issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

DIP Credit Agreement

On the Effective Date, the senior secured superpriority debtor-in-possession credit agreement the Company previously entered into with the lenders party thereto, PNC Bank, National Association, as administrative agent, collateral agent and issuing bank, was paid in full and terminated.

Senior Notes and Credit Agreements

On the Effective Date, by operation of the Plan, all outstanding obligations under each of the following debt instruments were cancelled and the applicable agreements governing such obligations were terminated.

•	Term Loan Agreement, dated as of November 8, 2017, by and among Pioneer, as the borrower, the lenders party thereto and Wilmington Trust, National Association, as administrative agent;

•

Credit Agreement, dated as of November 8, 2017, by and among Pioneer, as the parent and a borrower, the other borrowers party thereto, Wells Fargo, National Association, as administrative agent and collateral agent, and the other lenders party thereto; and

•

6.125% Senior Notes due 2022 issued by Pioneer pursuant to the Indenture, dated March 18, 2014, by and among Pioneer, as the issuer, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in the Introductory Note and Item 1.01 above relating to the ABL Credit Agreement, the Senior Secured Notes Indenture, the Senior Secured Notes, the Convertible Notes Indenture and the Convertible Notes is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

Upon the effectiveness of the Plan, all previously issued and outstanding equity interests in the Company were cancelled and the Company issued 1,049,804 shares of its Common Stock to the holders of the Company’s existing unsecured senior notes and holders of existing common stock of the Company prior to the Effective Date. Upon the effectiveness of the Plan, the Company also issued $129,771,000 aggregate principal amount of Convertible Notes, which on the Effective Date were convertible into approximately 9,732,825 shares of Common Stock.

The shares of Common Stock described above were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 1145 of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (which generally exempts from such registration requirements the issuance of securities under a plan of reorganization). The Convertible Notes described above were exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder.

The information required by this Item 3.02 relating to the foregoing and set forth under the Introductory Note or Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under the Introductory Note and Items 1.01, 1.02, 3.02, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

As previously disclosed, on the Effective Date, all previously issued and outstanding equity interests in the Company were cancelled. Pursuant to the Plan, the Company issued shares of Common Stock representing approximately 94.25% of the outstanding Common Stock (before giving effect to the conversion of the Convertible Notes and any shares of Common Stock that may be issued pursuant to the Equity Incentive Plan described below) to holders of the Company’s unsecured senior notes outstanding immediately prior to the Effective Date and the remaining 5.75% of the outstanding Common Stock (before giving effect to the conversion of the Convertible Notes and any shares of Common Stock that may be issued pursuant to the Equity Incentive Plan described below) to the holders of existing common stock outstanding immediately prior to the Effective Date. For further information, see items 1.01, 1.02, 3.02 and 3.03 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan, as of the Effective Date, the following directors ceased to serve on the Company’s board of directors: Dean A. Burkhardt, Tamara Morytko, J. Michael Rauh, C. John Thompson and Scott D. Urban.

Pursuant to the Plan, the Company’s new board of directors consists of five members, including Wm. Stacy Locke, as chief executive officer, and the four members listed below, who were appointed as of the Effective Date:

Charlie Thompson currently serves as chairman of the board and chief executive officer at Nuverra Environmental Solutions, a middle market oilfield water logistics company. Mr. Thompson founded PinHigh Capital Partners, a Houston-based family office affiliated investment partnership with a focus on private oil service and exploration and production investments. Previously, Mr. Thompson spent two years at Nomura Securities building the oil and gas investment banking business, and from 2004 to 2014 he was an original partner of Legacy Partners Group. Mr. Thompson holds a B.A. in geology from Williams College and attended Columbia Business School.

David Coppé currently serves on the board of Legacy Reserves Inc., an oil and gas producer focused on horizontal development in the Permian basin. He also serves on the board of RDV Resources (f/k/a Sheridan I). Mr. Coppé served as director and head of energy, private equity of Caisse de Dépôt et Placement du Québec from March 2017 until March 2019. Mr. Coppé was also a co-founder and partner at Cadent Energy Partners, LLC, an energy-focused private equity firm, and chief executive officer of Probe Holdings, Inc., an independent manufacturer of wireline and downhole equipment for oil and gas wells. He started his career as a field engineer for Schlumberger and also worked for Goldman Sachs. Mr. Coppé received an M.B.A. from Massachusetts Institute of Technology and a Mechanical Engineering degree from the University of Louvain, Belgium.

John Jacobi began his full-time employment in the energy business in 1981 working for Woolf & Magee Inc., a drilling, exploration and production company. In 1991, Mr. Jacobi co-founded Jacobi-Johnson Energy, Inc., an independent oil and gas producer, and served as its president focusing on acquisitions in the Ark-La-Tex and Gulf Coast Basins. In 1998, Jacobi-Johnson Energy, Inc. was sold to EXCO Resources, where Mr. Jacobi served as vice president of business development and marketing and led the acquisition efforts on transactions valued at approximately $8 billion. In June 2013, Mr. Jacobi co-founded Covey Park Energy, Inc., again focusing on acquisitions and served as its co-chief executive officer. Covey Park Energy, Inc. was sold to Comstock Resources in July 2019, and Mr. Jacobi currently serves on its board.

Matt Porter is currently a founding partner at Activos, LLC, a consulting company in domestic and international oilfield service industry and Allied Industrial Partners, an investment firm that focuses on investments in manufacturing, distribution, energy and industrial service companies. Previously, he was a chief executive officer, president and director at Xtreme Drilling Corp. and chief financial officer at Bronco Drilling Company. He started his career at BOK Financial Corp. as portfolio manager. Mr. Porter received his M.B.A. and B.B.A. from University of Oklahoma.

Other than as set forth in the Plan, there are no arrangements or understandings between any of the listed directors and any other persons pursuant to which such director was selected as a director and there are no transactions in which any of the listed directors has an interest in which requires disclosure under Item 404(a) of Regulation S-K.

Equity Incentive Plan

Pursuant to the terms of the Plan, the Company adopted the Pioneer Energy Services Corp. 2020 Equity Incentive Plan (the “Equity Incentive Plan”) providing for the issuance from time to time, as approved by the Company’s new board of directors, of equity and equity-based awards with respect to the Common Stock in the aggregate and on a fully-diluted basis, of up to 1,198,074 shares of Common Stock, representing approximately 114 percent (114%) of the shares of Common Stock issued on the Effective Date, but representing 10 percent (10%) of the shares of Common Stock issued on the Effective Date on a fully-diluted basis. The shares of Common Stock issued under the Equity Incentive Plan in the future will dilute all of the shares of Common Stock issued on the Effective Date and all shares of Common Stock issued upon conversion of the Convertible Notes equally.

The foregoing description of the Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Incentive Plan, which is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

Severance Plan

Pursuant to the terms of the Plan, the Company adopted the Pioneer Energy Services Corp. Key Executive Severance Plan (the “Severance Plan”) providing for protection for loss of salary and benefits in the event of certain involuntary terminations of employment from the Company for sixteen key employees (each a “participant”) to assist the Company in retaining an intact management team.

The Severance Plan provides that if an eligible participant’s employment with the Company is terminated by the Company other than for “cause” or due to voluntary resignation by the participant with “good reason” (each as defined in the Severance Plan), the participant will be eligible to receive accrued benefits (including base salary, vacation pay and other earned benefits) and a lump-sum cash payment in an amount set forth in Schedule A to the Severance Plan, as well as continuation of life insurance and medical benefits for twelve months from the date of the such termination.

Receipt of severance benefits are subject to the participant’s execution of a release of any claims against the Company and compliance with restrictive covenants, including non-competition and non-solicitation covenants.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, which is attached hereto as Exhibit 10.5 and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, the Company changed its domicile from Texas to Delaware.

On the Effective Date, pursuant to the terms of the Plan, the Company filed the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) with the office of the Secretary of State of the State of Delaware and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”). A description of the material changes from the Company’s prior certificate of incorporation (the Restated Articles of Incorporation of Pioneer Energy Services Corp., filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 4.1 to the Company’s S-3 dated May 22, 2018, the “Prior Certificate”) and bylaws (the Amended and Restated Bylaws of Pioneer Energy Services Corp., filed with the SEC as Exhibit 3.1 to the Company’s 8-K filed July 2, 2019, the “Prior Bylaws”) is set forth below. Additionally, the General Corporation Law of the State of Delaware (the “DGCL”) may contain provisions that affect the capital stock of the Company.

With respect to the Certificate of Incorporation, the material differences between the Certificate of Incorporation and the Prior Certificate are as follows:

•

The Certificate of Incorporation authorizes the Company to issue up to 25,000,000 shares of Common Stock, and 1,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”). The Prior Certificate authorized the Company to issue up to 210,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.10 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share.

•

The Certificate of Incorporation prohibits the Company from issuing non-voting equity securities (which shall not be deemed to include any warrants or options to purchase capital stock of the Corporation) to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code. The Prior Certificate did not contain a similar provision.

•

In addition to Common Stock and Preferred Stock, if any, the Certificate of Incorporation also sets out the voting rights with respect to holders of the Company’s Convertible Notes, who are entitled to vote upon all matters upon which holders of any class or classes of Common Stock have the right to vote under Delaware law or the Certificate of Incorporation and shall be deemed to be stockholders of the Company (and the Convertible Notes shall be deemed to be stock) for the purpose of any provision of the DGCL that requires the vote of stockholders as a prerequisite to any corporate action. The number of votes represented by each Convertible Note is equal to the largest number of whole shares of Common Stock (rounded down to the nearest whole share) into which such Convertible Note may be converted, in accordance with the Convertible Notes Indenture, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

•

The Convertible Noteholders have the same right of inspection of the books, accounts and other records of the Company which the holders of Common Stock have or may have under the DGCL or the Certificate of Incorporation.

•

Under the Certificate of Incorporation, the term a director serves before reelection was lowered from three years to one year, and all directors sitting on the board are now of the same class, and all will be voted on for reelection at each annual meeting of the stockholders. The Certificate of Incorporation requires all directors, other than the Chief Executive Officer of the Company in his capacity as a director, to satisfy the independence requirements of The Nasdaq Global Market, The Nasdaq Global Select Market and The New York Stock Exchange. The Prior Certificate did not contain a similar provision.

•

The Certificate of Incorporation provides that any or all of the directors of the Company may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding securities of the Corporation generally entitled to vote at a meeting of stockholders (including the Convertible Notes), voting together as a single class. The Prior Certificate provided that a director could only be removed by the stockholders for cause, as specifically defined in the Prior Certificate.

•

The Certificate of Incorporation expressly states that the Company elects not to be governed by Section 203 of the DGCL (Business combinations with interested stockholders). The Prior Certificate did not contain a comparable provision.

•

The Certificate of Incorporation expressly provides that approval by the holders of at least 60% of the total voting power of all outstanding securities of the Company generally entitled to vote at a meeting of stockholders (including the Convertible Notes) is required to be obtained prior to the consummation of any Deemed Liquidation Event. “Deemed Liquidation Event” means any acquisition of beneficial ownership of more than 50% of the total voting power of all outstanding securities of the Company generally entitled to vote at a meeting of stockholders (including the Convertible Notes), voting together as a single class, any sales or dispositions of all or substantially all of the assets of the Company on a consolidated basis, or any merger, consolidation, recapitalization or similar transaction where the Common Stock is converted into, or exchanged for, any other consideration. Under the Texas Business Organizations Code, two-thirds of the total voting power of all outstanding securities of the Company generally entitled to vote at a meeting of stockholders was required to approve a Deemed Liquidation Event.

•

The Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The Prior Certificate had a similar provision, but also expressly stated that nothing in the Prior Certificate eliminates or limits the liability of a director to the extent the director is found liable for: (1) a breach of the director’s duty of loyalty to the Company or its shareholders; (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or any act or omission that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

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The Certificate of Incorporation changed the registered agent and office of the Company. It is now Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. Under the Prior Certificate it was Capitol Corporate Services, Inc., 206 E. 9th Street, Suite 1300, Austin, Texas 78701.

With respect to the Bylaws, the material differences between the Bylaws and the Prior Bylaws are as follows:

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The Bylaws provide that prior to the date of the first annual meeting of stockholders, no special meeting may be called by the board of directors or any person for the purposes of electing or removing any director or at which a proposal to elect or remove any director will be acted on unless such meeting is at the written request of the holders of at least 90% of the voting power of all outstanding securities of the Company generally entitled to vote at a meeting of stockholders (including the Convertible Notes), unless such election or removal is to occur in connection with a Deemed Liquidation Event (as defined in the Certificate of Incorporation) to be duly approved at such special meeting. The Bylaws further provide that any amendment to the foregoing provision must be approved by the affirmative vote of the holders of not less than 90% of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors. The Prior Bylaws did not contain similar provisions.

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Consistent with the Certificate of Incorporation, the Convertible Noteholders are entitled to vote upon all matters upon which holders of any class or classes of Common Stock have the right to vote. Each Convertible Noteholder is entitled to one vote for each share of Common Stock (rounded down to the nearest whole share) into which the Convertible Notes held by such Convertible Noteholder may be converted, in accordance with the Convertible Notes Indenture. Each holder of the Company’s Common Stock is entitled to one vote for each outstanding share of Common Stock of the Company held by such common stockholder.

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The Bylaws provide that any director nominee (except the Chief Executive Officer of the Company) must satisfy the independence requirements of The Nasdaq Global Market, The Nasdaq Global Select Market and The New York Stock Exchange. The Prior Bylaws had no such requirement.

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The Bylaws provide each Convertible Noteholder and each holder of Common Stock issued to each Convertible Noteholder upon the conversion of Convertible Notes, preemptive rights to purchase its pro rata portion of any capital stock, equity interest, or other instrument exercisable or exchangeable for or convertible into capital stock or equity interest of the Company or any of its subsidiaries proposed to be issued by the Company or any of its subsidiaries, subject to certain customary exceptions. The section of the Bylaws containing these preemptive rights shall terminate at such time as the Company has a class of equity securities listed on The Nasdaq Global Market, The Nasdaq Global Select Market or The New York Stock Exchange. The Bylaws further provide that any amendment to the section of the Bylaws containing the preemptive rights must be approved by the affirmative vote of not less than 66 2/3% of the total voting power of (i) the outstanding Convertible Notes and (ii) the Common Stock issued upon conversion of the Convertible Notes, with the Convertible Notes and such Common Stock voting together as a single class. The Prior Bylaws did not grant preemptive rights to holders of capital stock.

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The Bylaws provide that the prior written consent of each holder (together with its affiliates and related funds) of at least 17.5% of the aggregate voting power of all voting securities of the Company outstanding as of the Effective Date (each such holder, a “Major Securityholder”), for so long as such Major Securityholder holds at least 17.5% of the aggregate voting power of all voting securities of the Company outstanding as of the Effective Date, is required prior to the Company or any subsidiary incurring any indebtedness other than (i) borrowings outstanding on the Effective Date, (ii) paid-in-kind interest on the Convertible Notes and the Senior Secured Notes, without increasing the aggregate amount of interest payable thereon, (iii) borrowings under the ABL Facility, and (iv) indebtedness incurred in the ordinary course of business (the “Major Securityholder Consent Provision”). The Bylaws further provide that any amendment to the Major Securityholder Consent Provision must be approved by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors (including each holder that is then, and has been since the Effective Date, a Major Securityholder). The Prior Bylaws did not contain similar provisions.

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The Bylaws provide that as long as Ascribe III Investments LLC (“Ascribe”) (together with its affiliates and affiliated funds) holds or beneficially owns at least 12.5% of the aggregate voting power of all voting securities of the Company outstanding as of the Effective Date, the Company and its subsidiaries cannot issue any capital stock, equity interest, or other instrument exercisable or exchangeable for or convertible into capital stock or equity interest of the Corporation or any of its subsidiaries without Ascribe’s prior written consent, subject to certain exceptions (the “Ascribe Consent Provision”). The Bylaws further provide that, for so long as Ascribe (together with its affiliates and affiliated funds) holds or beneficially owns at least 10% of the aggregate voting power of all voting securities of the Company outstanding as of the Effective Date, any amendment to the Ascribe Consent Provision must be approved by the affirmative vote of Ascribe. The Prior Bylaws did not contain similar provisions.

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Except for those transactions specifically set forth in the Bylaws, the Bylaws contain a provision stating that the Company shall not, and shall not permit any of its subsidiaries to, enter into, amend or renew an agreement, arrangement or transaction with (a) any affiliate of the Company (including any of the Company’s directors or officers or any entity in which any of the Company’s directors or officers has a financial interest) or (b) any owner of 5% or more of the Common Stock (including shares of Common Stock (rounded down to the nearest whole share) into which Convertible Notes may be converted), or an affiliate of such owner (each, a “Related Party”), unless such action is approved by either (i) a majority of the disinterested directors on the board of directors, or (ii) the holders of 60% of the Common Stock (including shares of Common Stock into which Convertible Notes may be converted), other than any Common Stock (including shares of Common Stock into which Convertible Notes may be converted) held by the Related Party. The Prior Bylaws did not contain a similar provision.

The foregoing description of the Certificate of Incorporation and the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation and the Bylaws, which are attached hereto as Exhibits 3.1 and 3.2 and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On the Effective Date, the Company issued a press release announcing its emergence from the Cases. A copy of the press release has been furnished as Exhibit 99.2 to, and incorporated by reference into, this Current Report.

The information contained in this Item 7.01 and Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K (including the exhibit hereto or any information included herein or therein) shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

3.1	Certificate of Incorporation of Pioneer Energy Services Corp.

3.2	Amended and Restated Bylaws of Pioneer Energy Services Corp.

4.1	Convertible Notes Indenture, dated May 29, 2020

4.2	Convertible Notes

4.3	Senior Secured Notes Indenture, dated May 29, 2020

4.4	Senior Secured Notes

10.1	ABL Credit Agreement, dated May 29, 2020

10.2	Intercreditor Agreement, dated May 29, 2020

10.3	Registration Rights Agreement, dated May 29, 2020

10.4	Equity Incentive Plan

10.5	Severance Plan

99.1	Notice of Effective Date

99.2	Press Release, dated June 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

By:	/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Date: June 2, 2020

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Certificate of Incorporation of Pioneer Energy Services Corp.

3.2	Amended and Restated Bylaws of Pioneer Energy Services Corp.

4.1	Convertible Notes Indenture, dated May 29, 2020

4.2	Convertible Notes

4.3	Senior Secured Notes Indenture, dated May 29, 2020

4.4	Senior Secured Notes

10.1	ABL Credit Agreement, dated May 29, 2020

10.2	Intercreditor Agreement, dated May 29, 2020

10.3	Registration Rights Agreement, dated May 29, 2020

10.4	Equity Incentive Plan

10.5	Severance Plan

99.1	Notice of Effective Date

99.2	Press Release, dated June 1, 2020